                                                                     EXHIBIT 4.3


                AMENDMENT NO. 1 TO THE INVESTORS' RIGHT AGREEMENT

         THIS AMENDMENT NO. 1 TO THE INVESTORS' RIGHT AGREEMENT (the "Amendment") is dated March 19, 2002 by and among iPAYMENT HOLDINGS, INC., a Tennessee corporation (the "Company"), those persons identified on Exhibit A attached hereto (collectively, the "Initial Investors" and each individually an "Initial Investor"); and those persons identified on Exhibit B attached hereto (collectively, the "New Investors" and each individually a "New Investor") (the Initial Investors and the New Investors shall collectively be referred to herein as the "Investors" and each individually an "Investor").

                                    RECITALS

         WHEREAS, the Company and the Initial Investors entered into a Investors' Rights Agreement, dated as of April 12, 2001 (the "Agreement");

         WHEREAS, Petra Mezzanine Fund, L.P. was a party to the Agreement, but no longer has any rights under the Agreement pursuant to the Acknowledgement and Amendment to Loan Documents, dated as of July 31, 2001;

         WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof, by and between the Company, iPayment Acquisition Sub, Inc., and E-Commerce Exchange, Inc. (the "Merger Agreement"), whereby the New Investors shall receive an aggregate principal amount of subordinated convertible notes in the amount of $15,000,000 (the "Notes");

         WHEREAS, as a condition to the Merger Agreement, the Company agreed to cause this Amendment to be executed and delivered; and

         WHEREAS, the Company and the Investors desire to amend the Agreement as set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, for other good and valuable consideration and the respective representations, warranties, covenants, agreements and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The term "Investors" as defined in the Agreement and the corresponding list of persons identified on Exhibit A to the Agreement is hereby amended and restated to include all of the persons identified on Exhibits A and B attached to this Amendment only for Sections 1, 2, 3, 4 and 6 of the Agreement. The term "Initial Investors" shall mean the persons identified on Exhibit A attached to this Amendment and the term "New Investors" shall mean the persons identified on Exhibit B attached to this Amendment. The New Investors shall be a party to the Agreement only for purposes of Sections 1, 2, 3, 4 and 6 of the Agreement.

2.       Section 1.1 of the Agreement shall be amended to include the following:

         1.1 Definitions. "Notes" shall mean the subordinated convertible notes in an aggregate principle amount of $15,000,000 issued to the New Investors in consideration of the Company's acquisition of E-Commerce Exchange, Inc. on March 19, 2002.

3.       Section 3.6 of the Agreement shall be amended and restated as follows:

         3.6 Termination of Covenants. All covenants of the Company contained in
         Section 3 of this Agreement shall expire and terminate upon the closing of the Initial Offering; provided that the covenants of the Company contained in Section 3 of this Agreement shall terminate with regards to the New Investors on the earlier to occur of (i) an Initial Offering, (ii) the payment of the Notes in full (if not converted in whole or in part) and (iii) the New Investors and their affiliates ceasing to hold at least 60% of the iPayment Underlying Common Stock (as defined in the Merger Agreement).

4. Section 4.1.1 of the Agreement shall be amended and restated as follows:

         4.1.1 Subsequent Offerings. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.4 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities, assuming full conversion of the Preferred Stock and the Notes and exercise of the Warrants held by such Investor to (B) the total number of shares of the Company's outstanding Common Stock immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

5.       Section 4.2 of the Agreement shall be amended and restated as follows:

         4.2 Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the closing of, an Initial Offering; provided that the rights of first refusal established by this Section 4 of this Agreement shall terminate on the earlier to occur of, (i) with regard to a New Investor on an individual basis, the second occasion on which such New Investor is offered the opportunity to exercise its rights under Section 4.1 of the Agreement and such New Investor elects not to exercise such right,
         (ii) with regard to the New Investors taken as a whole, an Initial Offering, (iii) with regard to the New Investors taken as a whole, the payment of the Notes in full (if not converted in whole or in part) and
         (iv) with regard to the New Investors taken as a whole, the New Investors and their affiliates ceasing to hold at least 60% of the iPayment Underlying Common Stock.

6. Section 4.4(a) of the Agreement shall be amended and restated as follows:

         4.4 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to the issuance of any of the following Equity Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) shares of Common Stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, and shares of Common Stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors and the Initial Investors to the extent such approval of the Initial Investors is required under the Loan and Security Agreement, the Warrants of even date herewith and the Articles of Amendment to the Charter of the Company as filed on the date hereof;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of preferred stock of the Company or warrants to purchase Common Stock of the Company, and the Common Stock issued upon conversion or exercise of such preferred stock or warrants, issued pursuant to the Stock Purchase Agreement or the Loan and Security Agreement;

                  (f) shares of Common Stock issued upon an Initial Offering;

                  (g) shares of Common Stock issued in connection with any anti-dilution rights granted to any of the Investors;

                  (h) shares of Common Stock issued pursuant to the offering of shares of Common Stock to the shareholders of iPayment Technologies, Inc. ("iPayment") in exchange for shares of Common Stock of iPayment, on the same terms as described in the Common Stock Exchange Agreement of even date herewith, and any shares of Common stock issued pursuant to the Company's planned minority stock exchange with the remaining shareholders of iPayment;

                  (i) shares of Common Stock issued to 1st National Processing, Inc. in connection with its or its subsidiary's acquisition by the Company;

                  (j) the Notes issued to the New Investors; or

                  (k) shares of Common Stock issued upon the conversion of the Notes.

7. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, and such terms and conditions shall be incorporated herein by this reference.

8. The term "Agreement" as defined in the Agreement is amended to include this Amendment.

9. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

10. Except as modified and amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereto duly authorized, all on the date first written above.



                             COMPANY:

                             iPAYMENT HOLDINGS, INC.


                             By:   /s/ Gregory S. Daily
                                   -----------------------------
                             Name:      Gregory S. Daily
                                   -----------------------------
                             Title:
                                   -----------------------------


                             INITIAL INVESTORS:

                             FIRST AVENUE PARTNERS, L.P.

                             By:      Front Street, LLC, GP, its General Partner


                             By:   /s/ David Wilds
                                   -----------------------------
                             Name:      David Wilds
                                   -----------------------------
                             Title:   Chief Manager
                                   -----------------------------

                             HARBINGER MEZZANINE PARTNERS, L.P.

                             By:      Harbinger Mezzanine GP, LLC,
                                      its General Partner

                                      By:     Harbinger Mezzanine Manager, Inc.,
                                              its Manager


                             By:   /s/ John Harrison
                                   ----------------------------
                             Name:      John Harrison
                                   ----------------------------
                             Title:   Director
                                    ---------------------------


                             CAYMAS, LLC


                             By:   /s/ Carl Grimstad
                                   ----------------------------
                             Name:      Carl Grimstad
                                   ----------------------------
                             Title:
                                   ----------------------------

                                /s/ Gregory S. Daily
                              ---------------------------------
                              Gregory S. Daily


                                /s/ Carl Grimstad
                              ---------------------------------
                              Carl Grimstad

                              STREAM FAMILY LIMITED PARTNERSHIP


                              By:   /s/ Bruce N. Kirkpatrick
                                  -----------------------------
                              Name:      Bruce N. Kirkpatrick
                                    ---------------------------
                              Title:   Secretary - Treasurer
                                    ---------------------------------
                                     Matilda Stream Management, Inc.,
                                     Managing General Partner

                              NEW INVESTORS:

                              SUMMIT VENTURES V, L.P.

                              By:      Summit Partners V, L.P.,
                                       its General Partner

                              By:      Summit Partners, LLC,
                                       its General Partner

                              By:        /s/ Peter Chung
                                       ------------------------
                              Name:      Peter Chung
                                       ------------------------
                              Title:   Member


                              SUMMIT VENTURES V COMPANION FUND, L.P.

                              By:      Summit Partners V, L.P.,
                                       its General Partner

                              By:      Summit Partners, LLC,
                                       its General Partner

                              By:        /s/ Peter Chung
                                       ------------------------
                              Name:      Peter Chung
                                       ------------------------
                              Title:   Member

                              SUMMIT V ADVISORS FUND, L.P.

                              By:      Summit Partners V, L.P.,
                                       its General Partner

                              By:      Summit Partners, LLC,
                                       its General Partner

                              By:        /s/ Peter Chung
                                       ------------------------
                              Name:      Peter Chung
                                       ------------------------
                              Title:   Member


                              SUMMIT V ADVISORS (QP) FUND, L.P.

                              By:      Summit Partners V, L.P.,
                                       its General Partner

                              By:      Summit Partners, LLC,
                                       its General Partner

                              By:        /s/ Peter Chung
                                       ------------------------
                              Name:      Peter Chung
                                       ------------------------
                              Title:   Member


                              SUMMIT INVESTORS III, L.P.


                              By:        /s/ Peter Chung
                                       ------------------------
                              Name:      Peter Chung
                                       ------------------------
                              Title:   Authorized Signatory


                              RANDOLPH STREET PARTNERS


                              By:        /s/ Ted H. Zook
                                       ------------------------
                              Name:      Ted H. Zook
                                       ------------------------
                              Title:     Authorized Signatory
                                       ------------------------


                              RANDOLPH STREET PARTNERS 1998 DIF, LLC


                              By:        /s/ Ted H. Zook
                                       ------------------------
                              Name:      Ted H. Zook
                                       ------------------------

                              Title:     Authorized Signatory
                                       ------------------------


                              SYCR INVESTMENT FUND I, LLC


                              By:        /s/ Stephen T. Freeman
                                       -------------------------
                              Name:      Stephen T. Freeman
                                       -------------------------
                              Title:     Manager
                                       -------------------------

                              By:        /s/ Lawrence B. Cohn
                                       -------------------------
                              Name:      Lawrence B. Cohn
                                       -------------------------
                              Title:     Manager
                                       -------------------------